UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 11, 2005 the Board of Directors of SI International, Inc. (“SI International”) authorized the acceleration of vesting of stock awards under SI International’s 2002 Stock Incentive Plan (the “Plan”) upon the occurrence of certain change of control events.  Vesting of stock awards will now be accelerated upon the occurrence of certain change of control events for all future stock awards.  With respect to vesting of prior stock option awards issued under the Plan, acceleration of vesting was authorized upon the occurrence of certain change of control events only for those stock option awards where the closing market price of SI International common stock as of March 11, 2005 on the Nasdaq National Market was equal to or lower than the exercise price of each such stock option award as of the effective date of the change, March 11, 2005.  This authorization resulted in an amendment to certain prior stock option awards issued to certain employees and to all SI International directors.

A copy of the forms of (i) the SI International, Inc. Stock Option Agreement Evidencing Grant of Stock Options Under the SI International, Inc. 2002 Stock Incentive Plan and (ii) the Notice of Stock Option Grant Under SI International, Inc. Stock Option Agreement is attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Form of SI International, Inc. Stock Option Agreement Evidencing Grant of Stock Options Under the SI International, Inc. 2002 Stock Incentive Plan, Including Notice of Stock Option Grant*

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

	By:	/s/ JAMES E. DANIEL
James E. Daniel
Vice President,
General Counsel and Secretary

Dated:	March 17, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Form of SI International, Inc. Stock Option Agreement Evidencing Grant of Stock Options Under the SI International, Inc. 2002 Stock Incentive Plan, Including Notice of Stock Option Grant*

*  Included with this filing.